SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): November 4, 2008
ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

MARYLAND (State of Incorporation)	001-31775 (Commission File Number)	86-1062192 (I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100 Dallas, Texas (Address of principal executive offices)	75254 (Zip code)
Registrant’s telephone number, including area code: (972) 490-9600
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
(c) Appointment of Interim Principal Officer
     On November 4, 2008, Ashford Hospitality Trust, Inc. (the “Company”) issued a press release announcing that due to the recent hospitalization of David Kimichik, the Company’s Chief Financial Officer, Mark Nunneley has assumed the additional responsibilities of interim Chief Financial Officer until Mr. Kimichik is able to resume his duties and responsibilities. Mr. Nunneley currently serves as the Company’s Chief Accounting Officer. The interim appointment is effective as of November 4, 2008.
     Mr. Nunneley, 51, has served as the Company’s Chief Accounting Officer since May 2003. From 1992 until 2003, Mr. Nunneley served as Chief Financial Officer of Remington Hotel Corporation. He previously served as tax consultant at Arthur Andersen & Company and as a tax manager at Deloitte & Touche. Mr. Nunneley is a certified public accountant and is a member of the American Institute of Certified Public Accountants, Texas Society of CPAs and Dallas Chapter of AICPAs. Mr. Nunneley’s compensation has not changed as a result of his interim appointment.
     A copy of the press release announcing Mr. Nunneley’s appointment is attached hereto as Exhibit 99.1.
Item 9.01 — FINANCIAL STATEMENTS AND EXHIBITS
     (b) Exhibits

99.1	Press Release of the Company, dated November 4, 2008.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 5, 2008

ASHFORD HOSPITALITY TRUST, INC.
By:	/s/ DAVID A. BROOKS
David A. Brooks
Chief Legal Officer